Exhibit 3.251

ARTICLES OF INCORPORATION

OF

INTERVENTIONAL REHABILITATION OF SOUTH FLORIDA, INC.

ARTICLE I - NAME

The name of this corporation is INTERVENTIONAL REHABILITATION OF SOUTH FLORIDA, INC. (the “Corporation”).

ARTICLE II - TERM

The corporate existence of the Corporation shall be perpetual, unless and until terminated pursuant to Florida law.

ARTICLE III - PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE IV - PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation, unless and until relocated, is 4651 Sheridan Street, Suite 200, Hollywood, Florida 33021.

ARTICLE V - CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI - REGISTERED AGENT

AND REGISTERED OFFICE

The mailing and street address of the initial registered office of this Corporation is 4651 Sheridan Street, Suite 200, Hollywood, Florida 33021; and the name of the initial registered agent of this Corporation at the address is Jay A. Martus.

ARTICLE VII - INITIAL BOARD OF DIRECTORS

The Corporation shall have three (3) initial directors. The number of directors may be either increased or decreased from time to time as provide in the Corporation’s Bylaws, but shall never be less than one (1). The names and addresses of the initial directors of this Corporation are:

Mitchell Eisenberg

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

Lewis Gold

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

Michael Schundler

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

ARTICLE VIII - INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

Jay A. Martus, Esq.

4651 Sheridan Street, Suite 200

Hollywood, FL 33021

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 8th day of September, 1998.

/s/ Jay A. Martus
Jay A. Martus, Esq., Incorporator

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

W I T N E S S E T H:

That INTERVENTIONAL REHABILITATION OF SOUTH FLORIDA, INC. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named Jay A. Martus as its agent to accept service of process within this state.

Interventional Rehabilitation of South Florida, Inc.

4651 Sheridan Street

Suite 200

Hollywood, FL 33021

ACKNOWLEDGMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and further, I agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Section 607.0505, Florida Statutes.

Dated this 8th day of September, 1998.

/s/ Jay A. Martus
Jay A. Martus, Registered Agent